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                                                                      EXHIBIT 21


List of Subsidiaries

SUSQUEHANNA MEDIA CO.

     Susquehanna Radio Corp.
     WSBA Lico, Inc.
     WVAE Lico, Inc.
     WNNX Lico, Inc.
     Radio Cincinnati, Inc.
     WRRM Lico, Inc.
     Radio Indianapolis, Inc.
     WFMS Lico, Inc.
     Indianapolis Radio License Co.
     Indy Lico, Inc.
     Radio Metroplex, Inc.
     Radio San Francisco, Inc.
     KFFG Lico, Inc.
     KRBE Co.
     KRBE Lico, Inc.
     KNBR, Inc.
     Bay Area Radio Corp.
     KNBR Lico, Inc.
     KPLX Lico, Inc.
     KLIF Broadcasting, Inc.
     KLIF Lico, Inc.
     KPLX Radio, Inc.
     KLIF Radio, Inc.
     Texas Star Radio, Inc.

     Susquehanna Cable Co.
     York Cable Television, Inc.
     Susquehanna Cable Investment Co.
     Casco Cable Television, Inc.
     Casco Cable Television of Bath, Maine
     Cable TV of East Providence, Inc.
     SBC Cable Co.
     Media PCS Ventures, Inc.
     Susquehanna Fiber Systems, Inc.
     Susquehanna Data Services, Inc.